Exhibit 10.2

Execution Version

COMPANY SUPPORT AGREEMENT

This Company Support Agreement, dated February 3, 2021 (this “Agreement”), is among Bespoke Capital Acquisition Corp., a Toronto Stock Exchange listed special purpose acquisition corporation incorporated under the Laws of the Province of British Columbia (“Parent”), Vintage Wine Estates, Inc., a California corporation (the “Company”), Bespoke Sponsor Capital LP, a Cayman Islands limited partnership (“Sponsor”), each of the shareholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Shareholder” and, collectively, the “Company Shareholders”), and solely with respect to Section 4(c), Section 6 and Section 8 (as applicable to Section 4(c) and Section 6), Patrick A. Roney, an individual who resides in Santa Rosa, California (“Pat Roney”), and Sonoma Brands Partners II, LLC, a Delaware limited liability company (“Sonoma Brands”).  Parent, the Company, Sponsor, the Company Shareholders, Pat Roney and Sonoma Brands are collectively referred to herein as the “Parties” and each, a “Party.” Capitalized terms used but not defined in this Agreement have the meanings given in the Transaction Agreement, dated the date hereof, among Parent, the Company, VWE Acquisition Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Sponsor (solely for the purpose of Sections 1.2(a)(ii) and 2.7 and Article VIII thereof) and the other parties thereto (the “Transaction Agreement” and such parties, the “TA Parties”).

Recitals

A.            Concurrently with the execution and delivery of this Agreement, the TA Parties entered into the Transaction Agreement, which provides, among other things, that, on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent.

B.            As of the date hereof, each Company Shareholder is the owner of the number of shares of the Company’s Series A Stock or Series B Stock as set forth opposite such Company Shareholder’s name on Exhibit A (all such shares and any shares of the Company’s capital stock of which ownership of record or the power to vote is hereafter acquired by a Company Shareholder prior to the termination of this Agreement, the “Company Shares”).

C.            To induce Parent and Merger Sub to enter into the Transaction Agreement, the Company, the Company Shareholders, Pat Roney and Sonoma Brands are executing and delivering this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.             Agreement To Vote and To Consent.  Each Company Shareholder will vote all of its Company Shares at any meeting and in any action by written consent of the shareholders of the Company:

(a)           in favor of (i) the adoption and approval of the Transaction Agreement, the Merger and the other Transactions, (ii) the adoption of Amended and

Restated Articles of Incorporation of the Company with effect at the Closing, in substantially the form attached hereto as Exhibit B, (iii) the adoption of Amended and Restated Bylaws of the Company, in substantially the form attached hereto as Exhibit C, and (iv) any other matter reasonably necessary to the consummation of the Merger and other Transactions that is considered and voted on or consented to by the shareholders of the Company; and

(b)           against any action, agreement or transaction (other than the Transaction Agreement, the Merger or the other Transactions) or proposal that would result in or reasonably be expected to result in (i) a breach of any covenant, agreement, representation or warranty of the Company under the Transaction Agreement or Ancillary Agreements or any Company Shareholder under this Agreement or (ii) the failure or delay of the consummation of the Merger or the other Transactions.

2.             Company Shares.

(a)           No Company Shareholder will, directly or indirectly:

(i)            sell, assign, transfer (including by operation of law), pledge, encumber (other than for Permitted Liens) or otherwise dispose of (including through any hedging or similar arrangement) any of the Company Shares or any right or interest therein or otherwise agree to do any of the foregoing (unless the transferee (A) agrees to be bound by this Agreement and (B) is, or is controlled by, a director, officer, founder or holder of 5% or more of the outstanding Company Shares);

(ii)           deposit any Company Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney related to the Company Shares that is inconsistent with this Agreement; or

(iii)          take any action that would have the effect of preventing or impeding the Company Shareholder from performing its obligations hereunder.

(b)           The Company will not register on its books or records, execute any agreement related to, or otherwise recognize, any transaction effected or action taken in violation of Section 2(a) and will treat such transaction or action as null and void.

(c)           If there are any changes in the Company or the Company Shares by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination (other than the Merger), or by any other means, equitable adjustment will be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder will continue with respect to the Company Shareholder and its Company Shares as so changed.

3.             Waiver of Appraisal Rights.  Each Company Shareholder irrevocably waives and agrees not to exercise any appraisal or dissenter rights (including pursuant to Section 1300 of the CGCL) related to the Merger or the other Transactions.

4.             Amendment, Waiver and Termination of Certain Agreements.

(a)           Amendment of Shareholders’ Agreement.  The Company Shareholders and the Company (i) hereby amend the Shareholders’ Agreement, dated April 4, 2018, among the Company and shareholders of the Company, including the Company Shareholders (the “Shareholders’ Agreement”), so that the transactions in respect of the Company Shares contemplated by the Transaction Agreement (including the Merger) will not be subject to the right of first refusal or right of first offer under the Shareholders’ Agreement and (ii) agree that such amendment is being entered into in accordance with Section 15.3 of the Shareholders’ Agreement.

(b)           Waiver of Put Option Rights under Shareholders’ Agreements.  Each Company Shareholder that is a Major Investor (as defined under the Shareholders’ Agreement) hereby waives its right under the Shareholders’ Agreement to cause the Company to purchase its Company Shares.  Such waiver will be irrevocable unless the Transaction Agreement is terminated in accordance with its terms.

(c)           Termination and Amendment of Certain Agreements.  The Company, the Company Shareholders, Pat Roney and Sonoma Brands (as applicable) (i) will, prior to the Closing, take all actions to amend as of the Closing those agreements set forth on Section 6.2(f) of the Company Disclosure Letter which are indicated thereon as being required to be amended prior to the Closing as therein provided, and (ii) agree to terminate, and hereby do terminate with effect as of the Closing, those agreements set forth on Section 6.2(f) of the Company Disclosure Letter which are indicated thereon as being required to be terminated as of the Closing, provided that if the Transaction Agreement is terminated in accordance with its terms such termination will be void ab initio.

5.             Certain Transaction Agreement Provisions.

(a)           Seller Representative.  Each Company Shareholder agrees to be subject to the covenants and agreements in Section 8.2 of the Transaction Agreement (which are incorporated herein by reference), including that (a) the parties to the Transaction Agreement (i) may conclusively and absolutely rely on Seller Representative as acts of the Company Shareholders and (ii) will not have any liability to any Company Shareholder as described thereunder and (b) no Company Shareholder will have any cause of action against the parties to the Transaction Agreement for any action taken by any of them in reliance upon the instructions or decisions of Seller Representative.

(b)           Waiver of Access to BCAC Escrow.  Each Company Shareholder and each of Pat Roney and Sonoma Brands agrees to the waivers and covenants and agreements contained in Section 8.17 of the Transaction Agreement, which are incorporated herein by reference.

(c)           TGAM Waiver and Repurchase.  TGAM Agribusiness Fund Holdings L.P. (“TGAM”), the only Company Shareholder holding Company Shares consisting of the Company’s Series B Stock, hereby waives, effective from and after receipt of the

Series B Preference Amount and the Remaining Cash Amount pursuant to the terms of the Transaction Agreement, all of the powers, preferences and rights, accrued or otherwise, in respect of such Series B Stock set forth in Section 2, Part C of Article 3 or any other provisions of the Amended and Restated Articles of Incorporation of the Company, dated April 4, 2018, and agrees that such powers, preferences and rights will be satisfied upon receipt of the Series B Preference Amount, provided that such waiver will not apply to the right to participate pro rata in the Merger Consideration with respect to any Company Shares not constituting Repurchased Shares.  TGAM agrees to be bound by the terms of Section 5.18 of the Transaction Agreement as if it were a party thereto, and will tender the Repurchased Shares to the Company for redemption pursuant to Section 5.18 of the Transaction Agreement.

6.             Representations and Warranties.  Each Company Shareholder and, with respect to Sections 6(a), 6(b) and 6(c), the Company, Pat Roney and Sonoma Brands, severally and not jointly, represents and warrants for and on behalf of itself to Parent as follows:

(a)           Such Party has the requisite power, authority and legal capacity and has taken all required actions (including under Law or its organizational documents), in each case, necessary to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by such Party and, assuming this Agreement constitutes the legal, valid and binding agreement of the other Parties, constitutes the legal, valid and binding agreement of such Party enforceable against such Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)           The execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or other Order applicable to such Company Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any Lien on any Company Shares (other than pursuant to this Agreement) of such Party (as applicable), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Party’s certificate of incorporation, bylaws or comparable governing documents or equityholder agreements.

(c)           There are no Actions pending or, to the knowledge of such Party, threatened against such Party that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, such Party’s execution, delivery or performance of this Agreement or any of the transactions contemplated hereby.

(d)           Such Company Shareholder is the sole record and beneficial owner and has good and valid title to the Company Shares set forth opposite the Company Shareholder’s name on Exhibit A and any Company Shares hereafter acquired, in each case, free and clear of any Lien (other than Permitted Liens, Liens pursuant to this Agreement or the Shareholders’ Agreement or the Voting Agreement (in each case, as in effect as of the date hereof) or transfer restrictions under applicable securities Laws or the Company’s certificate of incorporation or bylaws).  Except as set forth in the Shareholders’ Agreement and the Voting Agreement, in each case, as in effect as of the date hereof, (i) such Company Shareholder (A) has the sole power to vote and full right, power and authority to sell, transfer and deliver such Company Shares and (B) such Company Shareholder does not own, directly or indirectly, any other Company Shares and (ii) none of the Company Shares of such Company Shareholder are subject to any proxy, voting trust or other agreement or arrangement with respect to voting of such Company Shares other than as set forth on Section 3.2(b) of the Company Disclosure Letter.

7.             Termination; Effect of Termination.

(a)           This Agreement will terminate automatically and without further action of the Parties upon the termination of the Transaction Agreement in accordance with its terms.  Section 1 and Section 2 will terminate automatically and without further action of the Parties upon the Effective Time.

(b)           Upon termination of this Agreement or any provisions hereof, no party will have any further obligations or liabilities under this Agreement or such provisions (as applicable), except that (i) such termination will not relieve any Party from liability for any Deliberate and material breach by such Party of this Agreement or such provisions prior to termination and (y) this Section 7(b) and Section 8 (as applicable to Section 7(b)) will survive any such termination.

8.             Miscellaneous.

(a)           Costs and Expenses.  Except as expressly provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such expense.

(b)           Modification or Amendment.  The Parties may modify or amend this Agreement by written agreement of Parent, the Company one or more Company Shareholders, except that no such amendment will be effective as to any specific Company Shareholder without the prior written consent of such Company Shareholder.  The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a modification, amendment, or waiver of those rights.

(c)           Waiver.  The terms and provisions of this Agreement may be waived only by a written document executed by the Party or Parties granting such waiver.  Each such waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.  No failure or delay by a Party to exercise any right, power or remedy under this Agreement, and no course of dealing among the Parties, will operate as a waiver of any such right, power or remedy of such Party.  All remedies hereunder are cumulative, and the election of any remedy by a Party will not constitute a waiver of the right of such Party to pursue other available remedies.

(d)           Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the Parties and delivered (including by email or DocuSign) to the other Parties, and all such counterparts will together constitute one and the same agreement.

(e)           Governing Law; Venue; Waiver of Jury Trial.

(i)            This Agreement will be construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any Law other than the Law of the State of Delaware.

(ii)           All actions arising out of or relating to this Agreement will be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware).  The Parties (A) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any action arising out of or relating to this Agreement or the Merger or any other transaction contemplated by this Agreement and (B) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that the property is exempt or immune from attachment or execution, that any such action is brought in an inconvenient forum, that the venue of such action is improper or that this Agreement or any transaction contemplated by this Agreement may not be enforced in or by any of the above-named courts.  Each of the Parties agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 8(g) or such other manner as may be permitted by Law will be valid and sufficient service of process.

(iii)          EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

(f)            Specific Performance.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate any transaction contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions.  The Parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (i) the Parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and will not be construed to limit, diminish or otherwise impair in any respect any Party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of Parties would have entered into this Agreement.  The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8(f) will not be required to provide any bond or other security in connection with any such order or injunction.

(g)           Notices.  All notices and other communications among the Parties will be in writing and will be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iii) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure) and promptly confirmed by delivery in person or by post or overnight courier as aforesaid in each case, according to the instructions set forth below.  Such notices will be deemed given:  at the time of personal delivery, if delivered in person; one Business Day after being sent, if sent by reputable, overnight delivery service and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day.

If to Parent or Sponsor:

Bespoke Capital Acquisition Corp.
c/o Bespoke Capital Partners
115 Park Street, 3rd Floor
London, W1K 7AP, United Kingdom
Attention: Mark Harms
Email: mark.harms@bespokecp.com

with a copy to:

Jones Day
250 Vesey Street
New York, NY 10281
Attention: Robert A. Profusek
E-mail: raprofusek@jonesday.com

If to the Company:

Vintage Wine Estates, Inc.
205 Concourse Boulevard
Santa Rosa, CA 95403
Attention: Patrick A. Roney
E-mail: pat@vintagewineestates.com

with a copy to:

Foley & Lardner LLP
321 North Clark Street, Suite 3000
Chicago, IL 60654
Attention: Patrick Daugherty
E-mail: pdaugherty@foley.com

If to a Company Shareholder, Pat Roney or Sonoma Brands, to the address set forth for such Party on the applicable signature page hereto.

(h)           Entire Agreement.  This Agreement (including the all exhibits hereto) and, as among the Company, Parent and Sponsor, the Transaction Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

(i)            No Third-Party Beneficiaries.  The representations, warranties and covenants set forth herein are solely for the benefit of the Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder.

(j)            Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, then (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(k)           Interpretation; Construction.

(i)            The headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section or Exhibit, such reference will be to a Section of or Exhibit to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” All pronouns and all variations thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.  Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder.  All references to “days” will be to calendar days unless otherwise indicated as a “Business Day.”

(ii)           The Parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(l)            Assignment.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.  No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the Company and Parent.  Any purported assignment in violation of this Agreement is void.

(m)          Remedies.  This Agreement may only be enforced, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought, against the entities that are expressly named as Parties and then only with respect to the representations, warranties, covenants or other obligations or agreements set forth herein with respect to such Party.

(n)           Further Assurances.  Without further consideration, each Party will execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further actions as may be reasonably necessary or desirable to effect the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

PARENT:

BESPOKE CAPITAL ACQUISITION CORP.

By:	/s/ Mark Harms
Name: Mark Harms
Title: Chief Executive Officer

SPONSOR:

BESPOKE SPONSOR CAPITAL LP

By: Bespoke Capital Partners, LLC its General Partner

By:	/s/ Mark Harms
Name: Mark Harms
Title: Managing Member

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

COMPANY:

VINTAGE WINE ESTATES, INC.

By:	/s/ Patrick A. Roney
Name: Patrick A. Roney
Title: Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

SONOMA BRANDS PARTNERS II, LLC (solely with respect to Section 4(c), Section 6 and Section 8 (as applicable to Section 4(c) and Section 6))

By:	/s/ Jonathan Sebastiani
Name:	Jonathan Sebastiani
Title:	Managing Member

Address for Notice:
Jonathan Sebastiani
117 W. Napa St., Suite C
Sonoma, California 95476
jon@sonomabrands.com

PATRICK A. RONEY (solely with respect to Section 4(c), Section 6 and Section 8 (as applicable to Section 4(c) and Section 6))

/s/ Patrick A. Roney
Patrick A. Roney

Address for Notice:
Pat Roney
205 Concourse Boulevard
Santa Rosa, California 95403
pat@vintagewineestates.com

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

COMPANY SHAREHOLDERS:

MARITAL TRUST D UNDER THE LESLIE G. RUDD LIVING TRUST U/A/D 3/31/1999, AS AMENDED

By:	/s/ Darrell D. Swank
Name:	Darrell D. Swank
Title:	Trustee

By:	/s/ Steven Kay
Name:	Steven Kay
Title:	Trustee

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

COMPANY SHAREHOLDERS:

SLR NON-EXEMPT TRUST U/A/D 4/21/2018

By:	/s/ Darrell D. Swank
Name:	Darrell D. Swank
Title:	Trustee

By:	/s/ Steven Kay
Name:	Steven Kay
Title:	Trustee

By:	/s/ Patrick A. Roney
Name:	Patrick Roney
Title:	Trustee

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

COMPANY SHAREHOLDERS:

PATRICK A. RONEY AND LAURA G. RONEY TRUST

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Trustee

/s/ Sean Roney
Sean Roney

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

COMPANY SHAREHOLDERS:

SONOMA BRANDS II SELECT, L.P.

By: Sonoma Brands II GP, LLC, its general partner
By: Sonoma Brands Partners II, LLC, its managing member

By:	/s/ Jonathan Sebastiani
Name:	Jonathan Sebastiani
Title:	Managing Member

SONOMA BRANDS II, L.P.

By: Sonoma Brands II GP, LLC, its general partner
By: Sonoma Brands Partners II, LLC, its managing member

By:	/s/ Jonathan Sebastiani
Name:	Jonathan Sebastiani
Title:	Managing Member

SONOMA BRANDS VWE CO-INVEST, L.P.

By: Sonoma Brands II GP, LLC, its general partner
By: Sonoma Brands Partners II, LLC, its managing member

By:	/s/ Jonathan Sebastiani
Name:	Jonathan Sebastiani
Title:	Managing Member

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or duly authorized officers of the Parties as of the date first written above.

COMPANY SHAREHOLDERS:

TGAM AGRIBUSINESS FUND HOLDINGS LP

By:	TGAM AGRIBUSINESS FUND GP LLC, its General Partner

	By:	AGR Partners LLC, its Sole Member

	By:	/s/ Ejnar Knudsen
	Name:	Ejnar Knudsen
	Title:	President and Chief Executive Officer

[Signature Page to Company Support Agreement]

EXHIBIT A

Current Company Shares

Name	Series A	Series B
Darrell D. Swank and Steven Kay, as Trustees of Marital Trust D under the Leslie G. Rudd Living Trust U/A/D March 31, 1999	2,297,554
Patrick and Laura Roney Trust	2,099,400
Sean Roney	148,308
SLR Non-Exempt Trust U/A/D April 21, 2018	769,967
Sonoma Brands II, L.P.	239,713
Sonoma Brands II Select, L.P.	13,773
Sonoma Brands VWE Co-Invest, L.P.	143,753
TGAM		1,588,956